Exhibit 99.1

NanoString Technologies Releases Fourth Quarter and
Full Year 2019 Operating Results and Provides 2020 Financial Outlook
SEATTLE - February 26, 2020 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for translational research, today reported financial results for the fourth quarter and year ended December 31, 2019.
Fourth Quarter Financial Highlights

•	Product and service revenue of $33.6 million, 42% year-over-year growth. Pro forma growth[1] was 48% and reflects the impact of the Veracyte transaction on revenue recorded for Prosigna® IVD kits

•	Instrument revenue of $13.8 million, including $7.8 million of GeoMx™ Digital Spatial Profiler (DSP) instrument revenue, 136% year-over-year growth

•	Life Science consumable revenue of $14.9 million, 14% year-over-year growth

•	Total consumable revenue of $16.9 million, including $2.0 million of Prosigna, 11% year-over-year growth. Pro forma growth was 16%

•	Service revenue of $3.0 million, 18% year-over-year growth
Full Year 2019 Financial Highlights

•	Product and service revenue of $103.7 million, 24% year-over-year growth. Pro forma growth was 27%

•	Instrument revenue of $31.1 million, including $10.0 million of GeoMx DSP instrument revenue, 45% year-over-year growth

•	Life Science consumable revenue of $51.6 million, 18% year-over-year growth

•	Total consumable revenue of $61.0 million, including $9.4 million of Prosigna IVD kits, 14% year-over-year growth. Pro forma growth was 18%

•	Service revenue of $11.6 million, 32% year-over-year growth
“Our record product and service revenue in 2019 was driven by the successful launch of GeoMx DSP and the continued momentum of our core nCounter business,” said Brad Gray, president and CEO of NanoString. “Customer interest in GeoMx has exceeded our expectations and we expect to see an acceleration in systems orders when we begin selling GeoMx into the basic discovery market in mid-2020.”
Recent Business Highlights
GeoMx DSP Platform

•	Generated approximately 60 GeoMx DSP instrument orders in 2019, bringing total cumulative orders received to more than 90 instruments

•	Shipped a total of 44 GeoMx instruments in the second half of 2019, and recorded the first consumable orders

•	Accumulated 12 peer-reviewed publications of studies utilizing GeoMx DSP technology, including two recent immune-oncology publications in the journal Nature

•	Began offering GeoMx Cancer Transcriptome Atlas service using read-out by Next Generation Sequencing (NGS) through GeoMx Technology Access Program

•	Announced the development of NGS-based capabilities that are expected to enable discovery research customers to use GeoMx DSP to analyze the whole transcriptome in selected regions of interest
nCounter Platform

•	Grew installed base to approximately 855 nCounter Analysis Systems at December 31, 2019, representing 17% growth over the prior year

•	Commercialized five new gene expression panels during 2019, including CAR-T Characterization, Human Organ Transplant, Metabolic Pathways and Fibrosis panels

•	Surpassed 3,200 cumulative peer-reviewed publications utilizing nCounter technology
Financial

•	Concluded the year with approximately $157 million in cash, cash equivalents and short-term investments

•
Completed transaction with Veracyte, Inc. to sell assets related to Prosigna and exclusively license certain nCounter-based diagnostic assets and rights, for initial consideration totaling $50 million in cash and Veracyte stock

•	Reduced operating costs through the Veracyte transaction, resulting in an approximate $12 million net improvement in the company's operating loss on an annualized, pro forma basis
The Veracyte transaction resulted in the recording of transaction-related gains and charges in the fourth quarter of 2019. These gains and charges, and the impact of other items such as collaboration revenue and stock-based compensation, may make it more challenging to compare the company’s operating results across periods. As a result, the company has elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Years Ended December 31,
	GAAP		Non-GAAP Adjusted
	2019	2018	2019	2018
Product and service revenue	$103,714	$83,523	$103,714	$83,523
Collaboration revenue	21,854	23,209	21,854	23,209
Total revenue	125,568	106,732	125,568	106,732
Cost of product and service revenue	44,039	36,331	43,169	35,637
Research and development	68,035	61,599	62,862	58,101
Selling, general and administrative	96,195	78,195	83,008	70,912
Loss from operations	(82,701)	(69,393)	(63,471)	(57,918)
Non-operating income (expense), net	42,005	(8,007)	(6,866)	(8,007)
Net loss	$(40,696)	$(77,400)	$(70,337)	$(65,925)

Depreciation and Amortization	4,919	4,070	4,919	4,070
Adjusted EBITDA	N / A	N / A	$(80,406)	$(77,057)
2020 Outlook
The company, based on its plans and initiatives for 2020, expects to record results approximately as follows.

•	Total product and service revenue of $124 to $131 million, representing growth of 20% to 26% as compared to 2019 and pro forma growth of 26% to 34% compared to 2019

•	GeoMx DSP revenue of $30 to $35 million, with $25 to $30 million derived from instrument sales and approximately $5 million from sales of consumables

•	Adjusted gross margin on product and service revenue of 54% to 55%

•	Adjusted research and development expenses of $46 to $48 million, representing a reduction of 24% to 27% as compared to 2019

•	Adjusted selling, general and administrative expenses of $76 to $78 million, representing a reduction of 6% to 8% as compared to 2019

•	Adjusted EBITDA loss of $46 to $51 million, an improvement of 37% to 43% as compared to 2019
Supplemental Information
Where expected future results are presented on an adjusted basis, change percentages are compared to the adjusted result from the prior year. As a supplement to the table above, the company has posted to the investor relations section of the company’s website, at www.nanostring.com, adjusted financial measures as compared to nearest comparable GAAP financial measure for each quarter of and the full year 2019.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (866) 211-0364 for domestic callers, or (647) 689-6861 for international callers. Please reference Conference ID 3797821. To listen to a live webcast, please visit the investor relations section of the company’s website at www.nanostring.com. A replay of the call will be available beginning February 26, 2020 at 7:30pm ET through midnight ET on March 5, 2020. To access the replay, dial (800) 585-8367 or (416) 621-4642 and reference Conference ID: 3797821. The webcast will also be available on the company’s website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
The company believes that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why the company believes that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.

1 As used in this press release, “pro forma growth” percentages are calculated by comparing the applicable period-over-period financial results to reflect the impact of the Veracyte transaction as if such transaction had occurred at the beginning of each respective period. Further disclosure regarding the terms and pro forma impact of the Veracyte transaction can be obtained in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2019.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for translational research. The company’s nCounter® Analysis System is used in life sciences research and has been cited in more than 3,200 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s GeoMx™ Digital Spatial Profiler enables highly-multiplexed spatial profiling of RNA and protein targets in a variety of sample types, including FFPE tissue sections. For more information, please visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, the anticipated impact on our business of our transaction with Veracyte, including the transaction’s expected impact on operating expenses, the impact of new products and expansion into new markets, the growth trajectory of the company’s nCounter and GeoMx franchises, the anticipated launch of new products, and the company’s estimated 2020 GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, Hyb & Seq, SPRINT, and nCounter are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenue:
Instruments	$13,779	$5,850	$31,074	$21,441
Consumables	14,935	13,069	51,591	43,847
In vitro diagnostic kits	1,968	2,211	9,413	9,445
Services	2,963	2,511	11,636	8,790
Total product and service revenue	33,645	23,641	103,714	83,523
Collaboration	3,286	6,391	21,854	23,209
Total revenue	36,931	30,032	125,568	106,732
Costs and expenses:
Cost of product and service revenue	14,800	10,793	44,039	36,331
Research and development	17,972	16,531	68,035	61,599
Selling, general and administrative	26,878	20,299	96,195	78,195
Total costs and expenses (a) (b)	59,650	47,623	208,269	176,125
Loss from operations	(22,719)	(17,591)	(82,701)	(69,393)
Other income (expense):
Gain on sale of business, net	48,871	—	48,871	—
Interest income	705	505	2,819	1,331
Interest expense	(2,435)	(2,633)	(8,487)	(7,431)
Other expense, net	(377)	(1,328)	(929)	(1,658)
Total other income (expense), net	46,764	(3,456)	42,274	(7,758)
Net income (loss) before provision for income taxes	24,045	(21,047)	(40,427)	(77,151)
Provision for income taxes	(58)	(64)	(269)	(249)
Net income (loss)	$23,987	$(21,111)	$(40,696)	$(77,400)
Net income (loss) per share, basic	$0.67	$(0.68)	$(1.18)	$(2.78)
Net income (loss) per share, diluted	$0.61	$(0.68)	$(1.18)	$(2.78)
Shares used in calculating net income (loss) per share, basic	35,971	30,853	34,588	27,883
Shares used in calculating net income (loss) per share, diluted	39,371	30,853	34,588	27,883

(a) Includes $4.8 million and $2.8 million of stock-based compensation expense for the three months ended December 31, 2019 and 2018, respectively, and $17.5 million and $11.5 million for the years ended December 31, 2019 and 2018, respectively.

(b) Includes $1.3 million and $1.1 million of depreciation and amortization expense for the three months ended December 31, 2019 and 2018, respectively, and $4.9 million and $4.1 million for the years ended December 31, 2019 and 2018, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$29,033	$24,356
Short-term investments	127,822	69,641
Accounts receivable, net	27,153	17,279
Inventory	19,781	13,173
Prepaid expenses and other current assets	8,818	7,258
Total current assets	212,607	131,707
Property and equipment, net	20,184	15,171
Operating lease right-of-use assets	24,648	—
Other assets	2,315	680
Total assets	$259,754	$147,558
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,282	$8,636
Accrued liabilities	4,973	3,705
Accrued compensation and other employee benefits	15,579	12,060
Customer deposits	6,389	8,167
Deferred revenue, current portion	3,997	9,890
Deferred rent, current portion	—	657
Operating lease liabilities, current portion	3,766	—
Total current liabilities	44,986	43,115
Deferred revenue, net of current portion	976	1,620
Deferred rent and other liabilities, net of current portion	322	7,558
Long-term debt, net of discounts	79,951	58,396
Operating lease liabilities, net of current portion	29,368	—
Total liabilities	155,603	110,689
Total stockholders’ equity	104,151	36,869
Total liabilities and stockholders’ equity	$259,754	$147,558

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use the following adjusted financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. Reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, selling, general and administrative expense and research and development expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our adjusted financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude transaction fees and expenses related to the company’s transaction with Veracyte from certain of our adjusted financial measures because such expenses are solely related to the Veracyte transaction and have no direct correlation to the continuing operation of our business.
Non-GAAP, or adjusted, gross margin. We define adjusted gross margin on product and service revenue as GAAP product and service revenue less adjusted cost of product and service revenue, divided by GAAP product and service revenue.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income taxes and other special items as determined by management, including loss on extinguishment of debt, and both the transaction fees and expenses and the gain on sale of a business related to the Veracyte transaction.
Reconciliation of Adjusted EBITDA ($ in thousands)

	Years ended December 31,
	2019	2018
Net loss - GAAP	$(40,696)	$(77,400)
Collaboration revenue	(21,854)	(23,209)
Gain on sale of business, net	(48,871)	—
Transaction fees and expenses[1]	1,772	—
Stock-based compensation[2]	17,458	11,475
Depreciation and amortization	4,919	4,070
Interest expense, net	5,668	5,258
Other expense	929	1,658
Provision for income taxes	269	249
Loss on extinguishment of debt	—	842
Adjusted EBITDA	$(80,406)	$(77,057)
1 For the year ended December 31, 2019, our research and development expenses and selling, general and administrative expenses included transaction fees and expenses of $0.7 million and $1.1 million, respectively.
2 For the year ended December 31, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.9 million, $4.5 million and $12.1 million, respectively. For the year ended December 31, 2018, our cost of product and service revenue, research and development expenses, and selling, general and administrative expenses included stock-based compensation expense of $0.7 million, $3.5 million and $7.3 million, respectively.